EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-206669 on Form S-8 of Sonoco Products Company of our report dated June 24, 2022 appearing in this Annual Report on Form 11-K of the Sonoco Retirement and Savings Plan for the year ended December 31, 2021.

/s/ Crowe LLP

South Bend, Indiana
June 24, 2022